Exhibit 10.26

English Translation

Supplemental Agreement

to the Medium-to-Long Term Syndicated Loan Agreement

This Supplemental Agreement is entered into as of December 10, 2009 by and among:

(1) Chongqing Daqo New Energy Sources Co., Ltd., a company duly organized and existing under the laws of the People’s Republic of China with its registered address at XianJia Village, Longdu Neighborhood, Wanzhou District, Chongqing, China, as the borrower (hereinafter the “Borrower”);

(2) China Construction Bank, Chongqing Branch, acting as the lead manager (hereinafter the “Lead Manager”);

(3) China Construction Bank, Wanzhou Branch, acting as the agent bank (hereinafter the “Agent Bank” when acting in such role); China Construction Bank, Wanzhou Branch, China Merchants Bank, Chongqing Jiangbei Sub-branch and China CITIC Bank, Chongqing Branch, acting as the lender (hereinafter each a “Lender” and collectively the “Lenders”); and

(4) Daqo Group Co., Ltd., Guangfu Xu and Xiang Xu, acting as guarantor (hereinafter each a “Guarantor” and collectively the “Guarantors”).

The Parties hereby agree as follows:

1.	Pursuant to Article 27.2 of the Medium-to-Long Term Syndicated Loan Agreement of RMB537,500,000 (Contract No.: Jian Yu Syndicated Medium-to-Long Term [2009] No.5) (hereinafter the “Syndicated Loan Agreement”) dated August 28, 2009, the Credit Line under the Syndicated Loan Agreement is hereby increased to RMB600,000,000, adding China CITIC Bank, Chongqing Branch as the Lender. The revised Contribution of each Lender shall be as follows:

No.	Lender	Contribution to the Working Capital Loan (RMB)	Contribution to the Fixed Asset Loan (RMB)	Total Contribution (RMB)
1	China Construction Bank, Wanzhou Branch	100,000,000	400,000,000	500,000,000
2	China Merchants Bank, Chongqing Jiangbei Sub-branch	37,500,000	0	37,500,000
3	China CITIC Bank, Chongqing Branch	62,500,000	0	62,500,000
Total		200,000,000	400,000,000	600,000,000

2.	Article 5.1(2) of the Syndicated Loan Agreement shall be amended to as follow:

The Borrower shall make a lump sum repayment of the entire working capital loans.

Lender	Amount to be Repaid (RMB)	Repayment Date
China Construction Bank, Wanzhou Branch	100,000,000	July 6, 2011
China Merchants Bank, Chongqing Jiangbei Sub-branch	37,500,000	One year anniversary of the date on which the loan is granted
China CITIC Bank, Chongqing Branch	62,500,000	One year anniversary of the date on which the loan is granted

3.	It is agreed that the following bank account shall be the sole bank account to which the repayment of the principal and interest as well as the fees for the syndicated loan shall be remitted by the Agent Bank to China CITIC Bank, Chongqing Branch:

Name: China CITIC Bank, Chongqing Branch

Bank of Deposit: China CITIC Bank, Chongqing Branch

Account No.: 7420010130900000201

4.	Fees for the Syndicated Loans: the Borrower agrees to pay an additional fee in the amount of RMB250,000 for the increase of Credit Line, among which RMB160,000 shall be paid as arrangement fees and RMB90,000 shall be paid as participation fees. The aforesaid fees shall be paid by the Borrower in a lump sum to the Agent Bank within five business days after the execution of this Supplemental Agreement and in any event no later than one business day prior to the grant of the newly added loan principal. The RMB250,000 fees shall be allocated as follows: RMB160,000 shall be charged by the Agent Bank as consideration for the arrangement of the increase in the available loan principal and the remaining RMB90,000 shall be charged by China CITIC Bank, Chongqing Branch as consideration for its participation in the syndicated loan arrangement. The Agent Bank shall transfer the amount as agreed hereupon to the bank account designated by China CITIC Bank, Chongqing Branch the same day when the Agent Bank receives the aforesaid fees from the Borrower.

5.

The Guarantors hereby agree to all the articles of this Supplemental Agreement and agree to change Article 1 of the Letter of Guarantee (Jian Yu Syndicated Medium-to-Long Term [2009] No.5/Letter of Guarantee No.1, 2 and 3) (hereinafter the “Letter of Guarantee”) to the following: I (our Company) hereby irrevocably and unconditionally declare that we jointly and severally guarantee the repayment of the syndicated loans in the amount of RMB600,000,000 granted by the Lenders to the Borrower pursuant to the Syndicated Loan Agreement and this Supplemental Agreement, including but not limited to (1) the repayment of all the principal and interest of the loans (including any interests, compound interests and penalty interests) as well as the payment of any fees (including but not limited to the fees for the formation of the syndicate); (2) compensations, liquidated damages and indemnifications incurred as a result of the Borrower’s breach of any of its obligations under the loan agreements; and (3) costs and expenses incurred by the Lenders in relation with the enforcement of their rights as the creditors, including but not limited to attorney’s fees and litigation expenses.

The guaranteed amount under the Letter of Guarantee shall decrease corresponding to the repayment of the debt.

6.	China CITIC Bank, Chongqing Branch, as the Lender, shall have all the rights and obligations of the Lenders of the Syndicated Loan Agreement, Interbank Agreement in Relation with the Medium-to-Long Term Syndicated Loan Agreement of RMB537,500,000 (Jian Yu Syndicated Medium-to-Long term [2009] No.5/Interbank Agreement) and the Letter of Guarantee (hereinafter collectively the “Loan Documents”).

7.	This Supplemental Agreement, as an integral part of the Loan Documents, shall have the same legal effect as the Loan Documents. If there is any inconsistency between this Supplemental Agreement and the Loan Documents, the terms of this Supplemental Agreement shall prevail.

8.	This Supplemental Agreement shall be executed in nine counterparts with equal legal effect. The Lead Manager, the Agent Bank, each Lender and each Guarantor shall hold one counterpart.

9.	This Supplemental Agreement shall take effect on the date when the authorized representatives of the Lead Manager, the Agent Bank, each Lender and each Guarantor signs and affixes with seal this Supplemental Agreement.

Borrower:

Chongqing Daqo New Energy Sources Co., Ltd. (Seal)

/s/    Signature of the Authorized Representative

Lead Manager:

China Construction Bank, Chongqing Branch (Seal)

/s/    Signature of the Authorized Representative

Agent Bank:

China Construction Bank, Wanzhou Branch (Seal)

/s/    Signature of the Authorized Representative

Lenders:

China Construction Bank, Wanzhou Branch (Seal)

/s/    Signature of the Authorized Representative

China Merchants Bank, Chongqing Jiangbei Sub-branch (Seal)

/s/    Signature of the Authorized Representative

China CITIC Bank, Chongqing Branch (Seal)

/s/    Signature of the Authorized Representative

Guarantors:

Daqo Group Co., Ltd. (Seal)
/s/ Signature of the Authorized Representative

Guangfu Xu:	/s/ Guangfu Xu

Xiang Xu:	/s/ Xiang Xu

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